UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): June 18, 2008

Commission File	Exact name of registrant as specified in its charter, state of incorporation,	I.R.S. Employer
Number	address of principal executive offices, and telephone number	Identification Number

1-3274	FLORIDA POWER CORPORATION	59-0247770
d/b/a PROGRESS ENERGY FLORIDA, INC.
299 First Avenue North St. Petersburg, Florida 33701 Telephone: (727) 820-5151 State of Incorporation: Florida
None

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. OTHER EVENTS
     (a) UNDERWRITING AGREEMENT. The Registrant has entered into an Underwriting Agreement, dated June 11, 2008, by and among the Registrant and Barclays Capital Inc., Citigroup Global Markets Inc. and Greenwich Capital Markets, Inc., as representatives of the several underwriters, in connection with the offering of $500,000,000 aggregate principal amount of the Registrant’s First Mortgage Bonds, 5.65% Series due 2018 and $1,000,000,000 aggregate principal amount of the Registrant’s First Mortgage Bonds, 6.40% Series due 2038, registered with the Securities and Exchange Commission on Form S-3 (Reg. No. 333-148040). A copy of the Underwriting Agreement is filed herewith as Exhibit 1.
     (b) FORTY-EIGHTH SUPPLEMENTAL INDENTURE. The Registrant has entered into a Forty-Eighth Supplemental Indenture, dated as of June 1, 2008, to its Indenture, dated January 1, 1944, as supplemented, (the “Mortgage”), with The Bank of New York, as successor Trustee, in connection with the issuance of the Registrant’s First Mortgage Bonds in two series: (i) 5.65% Series due 2018 and (ii) 6.40% Series due 2038. A copy of the Forty-Eighth Supplemental Indenture to the Mortgage is filed herewith as Exhibit 4.
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Description

1	Underwriting Agreement, dated June 11, 2008, by and among the Registrant and Barclays Capital Inc., Citigroup Global Markets Inc. and Greenwich Capital Markets, Inc., as representatives of the several underwriters.

4	Forty-Eighth Supplemental Indenture, dated as of June 1, 2008, to the Registrant’s Indenture, dated January 1, 1944, as supplemented, with The Bank of New York, as successor Trustee.

5	Opinion of Hunton & Williams LLP as to legality of the Securities issued by the Registrant

23	Consent of Hunton & Williams LLP to the filing of Exhibit 5 herewith (included in its opinion filed as Exhibit 5)

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLORIDA POWER CORPORATION d/b/a PROGRESS ENERGY FLORIDA, INC.

Registrant

	By:	/s/ Peter M. Scott

Peter M. Scott III Executive Vice President and Chief Financial Officer
Date: June 18, 2008